Exhibit 4.33

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

EUV NRE FUNDING AGREEMENT

This EUV NRE Funding Agreement (the “Agreement”) is (i) made on July 9, 2012 by and between ASML Holding N.V. (“ASML”), a Dutch corporation, and Intel Corporation (“Funding Partner”), a Delaware corporation (each, a “Party,” and collectively, the “Parties”) and (ii) effective upon the Additional Closing (as defined in that certain Investment Agreement between Intel Corporation and ASML Holding N.V. dated as of the date hereof) or such earlier date as the Parties may agree or be advised by counsel that such effectiveness is not subject to any approval, consent, clearance or waiver under applicable law that has not been obtained (“Effective Date”).

WHEREAS

•

ASML is engaged in research and development activities to develop and advance the technologies described in the road map attached hereto as Appendix 1 (such Appendix, the “Roadmap” and such research and development activities, the “Project”);

•

ASML is selling and issuing to Funding Partner, and Funding Partner is purchasing from ASML, an interest in ordinary shares of ASML, pursuant to that certain Investment Agreement, by and between ASML Holding N.V. and Funding Partner (the “Investment Agreement”);

•

Subject to the Additional Closing of the Investment Agreement (as defined therein) Funding Partner desires that ASML invests sufficiently in the Project, and desires to assist ASML with the Project by funding certain of ASML’s expenses with respect to the Project.

•

For avoidance of doubt, Funding Partner’s intent in entering this Agreement is to reduce the risk of execution of and to enable the Project and ensure that the Project related lithography systems are available to Funding Partner and the whole industry, without limitation or encumbrances.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, it is therefore agreed as follows:

1	Project Assignment.

1.1	Funding Partner agrees to fund a portion of ASML’s research and development expenses, dedicated capital expenditures, non-recurring engineering costs, and third party costs (collectively, “Project Expenditures”) targeted at developing the Project described in the Roadmap. ASML’s good faith estimate, as of the Effective Date, of the total Project Expenditures during the period starting on January 1, 2013 and ending on December 31, 2017 (the “Funding Period”) is attached hereto as Appendix 2 (such Appendix, the “Project Expenditure Estimate”).

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

1.2	During the Funding Period, ASML will in good faith use its commercially reasonable efforts to execute the Project in a manner that will lead to the achievement of the Roadmap under the most recent Project Expenditure Estimate. Funding Partner acknowledges and agrees that (a) ASML shall have sole control of the Project, (b) ASML is not committing to or guaranteeing the results of the Project or the suitability of the technologies described in the Roadmap for Funding Partner’s purposes.

1.3	ASML may change the Project Expenditure Estimate at any time, in its sole discretion. ASML will provide Funding Partner with an updated Project Expenditure Estimate, based on ASML’s then-current good faith evaluation of the state of the Project (a) within thirty (30) days prior to the start of each calendar year during the Funding Period and (b) promptly after ASML makes a significant change to the then-current Project Expenditure Estimate.

2	Project Funding.

2.1	During the Funding Period, Funding Partner will pay to ASML a total of €276,000,000 (the “Partner Funding”). Unless otherwise agreed in writing by the Parties, ASML shall apply the Partner Funding to the Project.

2.2	Within thirty (30) days prior to the start of each calendar year during the Funding Period, ASML will provide Funding Partner with (a) a statement of the portion of the Partner Funding that Funding Partner will pay to ASML at the start of each calendar quarter of the next calendar year (each, a “Quarterly Payment”) and (b) a high-level report specifying in reasonable detail the actual Project Expenditures during the current calendar year; provided, that ASML shall not be required to provide such a report for calendar year 2012.

2.3	Subject to Section 2.4, the amount of each Quarterly Payment will be calculated by (a) dividing the then-remaining Partner Funding (i.e., the initial Partner Funding minus all prior Quarterly Payments actually made by Funding Partner) by ASML’s most recent Project Expenditure Estimate for the remainder of the Funding Period and (b) multiplying the result by the amount set forth in the most recent Project Expenditure Estimate with respect to each calendar quarter during the remainder of the Funding Period.

2.4

Funding Partner acknowledges and agrees that ASML’s actual Project Expenditures for a given calendar year may be less than the last Project Expenditure Estimate issued prior to such calendar year, and that such situation shall not have any consequences, as the total Funding for the Funding Period will remain unchanged. Notwithstanding the foregoing, if ASML’s actual Project Expenditures for any calendar year (other than the last calendar year of the Funding Period) are *** percent (***%) or more lower than the last Project Expenditure Estimate issued prior to such calendar year, then Funding Partner may request a reimbursement of the extra funding paid by Funding partner above

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

what should have been paid on actual costs; the total overall committed funding should however still be paid during the funding period.

If (a) ASML, in its reasonable discretion, decides to abandon the Project as a result of technical infeasibility or lack of sufficient industry demand required to sustain ASML’s production capacity and supply chain readiness at *** (***) tools per month and cease research and development activities with respect to the technologies described in the Roadmap or (b) if the then-remaining Partner Funding (i.e., the initial Partner Funding minus all prior Quarterly Payments actually made by Funding Partner) is more than *** percent (***%) of such updated Project Expenditure Estimate for the remainder of the Funding Period, then ASML and Funding Partner will in good faith seek to agree to apply the remaining Partner Funding to a different, mutually agreed ASML development project. If the Parties so agree on a replacement project, such replacement project shall be considered the “Project” for all purposes under this Agreement. If the Parties cannot agree on a replacement project, then ASML may invoice Funding Partner per latest funding forecast at the end of each calendar year the remaining due portion during each year of the remaining Funding Period in which ASML’s actual gross research and development expenditures exceed €*** before funding; ASML will further invoice Funding Partner for the balance due on the originally committed funding, if any, in the year following the end of the funding period.

3	Term and Termination.

3.1	The term of this Agreement (the “Term”) shall commence on the Effective Date and continue in full force and effect until December 31, 2017, unless earlier terminated in accordance with the terms of this Agreement.

3.2	Funding Partner may terminate this Agreement upon thirty (30) days’ written notice to ASML and by paying to ASML a lump sum amount equal to the remaining Partner Funding (i.e., the initial Partner Funding minus all prior Quarterly Payments actually made by Funding Partner) as of the date of such termination. The Parties acknowledge and agree that this Section 8.2 sets forth the sole and exclusive right to terminate this Agreement, and that there are no other termination rights, express or implied, under this Agreement.

3.3	In the event of any expiration or termination of this Agreement, each Party shall promptly return to the other Party all Confidential Information and copies thereof belonging to the other Party which are related to the Agreement and are then in the possession, power, or control of such Party or any of its personnel; provided, that such Party shall nevertheless be entitled to retain copies of any of the foregoing (and related documentation) in accordance with its general records retention policy and to satisfy its obligations under applicable law or regulation.

3.4

Expiration or termination of this Agreement for any reason shall not affect any liabilities or obligations of either Party arising before such expiration or termination or out of the events causing such termination, or any damages or other

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

remedies to which a Party may be entitled under this Agreement, at law or in equity, arising from any breaches of such liabilities or obligations.

3.5	Sections 6,7,8,9, and 10 and any other rights or obligations which by their nature and content are expressly or impliedly intended to survive, shall survive and continue following expiration or termination of this Agreement.

4	Payment Terms.

4.1	Funding Partner shall pay each Quarterly Payment to ASML on the first day of the applicable calendar quarter.

5	Audit.

5.1	ASML shall maintain records in sufficient detail to permit Funding Partner to confirm the actual Project Expenditures for each calendar quarter during the Funding Period. Upon written notice to ASML, Funding Partner shall have the right, no more than one (1) time per calendar year and at its own expense, using an independent auditor selected by Funding Partner and reasonably acceptable to ASML, to review such records (to the extent generated since the last audit conducted by Funding Partner pursuant to this Section 5.1) during normal business hours, solely to verify the applicable actual Project Expenditures. ASML shall reasonably cooperate with such audit, and Funding Partner shall provide ASML with a copy of all reports and other findings prepared in connection with such audit.

5.2	If Funding Partner’s exercise of its rights under Section 5.1 results in audit findings that the actual Project Expenditures reported by ASML for a given calendar year are less than *** percent (***%) of the last Project Expenditure Estimate prior to the start of such calendar year, then the Parties will meet to discuss such findings and, if the findings are confirmed by ASML, ASML will reimburse the extra funding paid by Funding partner above what should have been paid on actual costs and will restate accordingly the Funding due for the remainder of the Funding Period, which will in any event ensure that the total funding committed will be paid.

6	Confidentiality.

6.1

During the Term of the Agreement, either Party may have or may be provided access to the other Party’s confidential information and material. For purposes of this Agreement, “Confidential Information” means all non-public and/or proprietary information of one of the Parties (the “Disclosing Party that is disclosed to the other Party (the “Receiving Party”) in the course of the activity pursuant to this Agreement, whether disclosed in oral, written, graphic, machine recognizable (including computer programs or data bases), model or sample form, or any derivation thereof, and includes product specifications, designs, production plans, bills of materials, development schedules, processes, method. Such information shall be Confidential Information if it would ordinarily be treated as

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

confidential by the Disclosing Party or would ordinarily be considered information of a confidential nature in the industry, whether or not specifically marked as such. The Receiving Party shall hold the Disclosing Party’s Confidential Information in strictest confidence, using such measures as the Receiving Party uses to protect the confidentiality of its own Confidential Information of like importance, but in no event using less than reasonable care.

6.2	The Receiving Party shall not make any disclosure of such Confidential Information other than to its employees or agents on a need to know basis. The Receiving Party shall inform each such employee or agent of the Receiving Party’s confidentiality obligations under this Agreement, and shall be jointly and severally liable for any breach of this Agreement by any such employee.

6.3	The provisions of this Article 6 shall not apply to any information that is: (a) in or subsequently enters the public domain, other than by fault, act or omission of the Receiving Party, (b) obtained lawfully from a third person who was under no obligation of confidentiality, (c) independently developed by the Receiving Party without reference to any Confidential Material, or (d) required to be disclosed by law or regulation or in response to a valid court order; provided, however, that the Receiving Party shall, if legally permitted, give the Disclosing Party prior notice as soon as possible of such required disclosure so as to enable the Disclosing Party to seek relief from such disclosure requirement or undertake measures to protect the confidentiality of the disclosure.

6.4	Any and all written reports prepared by and any information provided by ASML in connection herewith shall be maintained in strict confidence and may not be disclosed, in whole or in part, by Funding Partner to any third party without the prior written consent of ASML.

6.5	The Receiving Party shall immediately inform the Disclosing Party if it becomes aware of the possession, use, or knowledge of any of the Confidential Information by any person not authorized to possess, use, or have knowledge of the Confidential Information and shall, at the request of the Disclosing Party, provide such reasonable assistance as is required by the Disclosing Party to mitigate any damage caused thereby.

7	Intellectual Property.

7.1

ASML will own any and all Intellectual Property (whether arising under the laws of the United States or any other state, country or jurisdiction, now or hereinafter existing) created by ASML, and any and all work product developed or created by or on behalf of ASML in connection with this Agreement or the Project. For purposes of this Agreement, “Intellectual Property” means, in any jurisdiction throughout the world: (a) inventions (whether patentable or unpatentable, and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all provisionals, reissuances, continuations, continuations-in-part divisions, revisions, extensions,

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

and reexaminations thereof; (b) marks; (c) copyrightable works, all copyrights, and all website content, and all applications, registrations, and renewals in connection therewith; (d) mask works and protectable designs, and all applications, registrations, and renewals in connection therewith; (e) trade secrets and confidential business information (including processes, procedures, research and development, know-how, formulas, algorithms, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, research records, records of inventions, test information, customer and supplier lists, customer data, pricing and cost information, and business and marketing plans and proposals); (f) software, and all electronic data, databases, and data collections; (g) business processes; (h) all other proprietary and intellectual property rights; and (i) copies and tangible embodiments of any of the foregoing (in whatever form or medium).

7.2	Each Party will solely and exclusively own all right, title and interest in and to all Intellectual Property that was owned by or licensed to such Party prior to the Effective Date, or independently of this Agreement.

8	No Representations and Warranties.

8.1	EACH PARTY HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THIS AGREEMENT AND THE PROJECT, WHETHER EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND/OR NON-INFRINGEMENT). EACH PARTY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES OF THE OTHER PARTY.

9	Limitations of Liability.

9.1	NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY PERSON CLAIMING THROUGH THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR OTHER INDIRECT DAMAGES, ARISING OUT OF OR IN ANY MANNER CONNECTED WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, REGARDLESS OF THE FORM OF ACTION AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF SUCH DAMAGES.

9.2

THE LIMITATIONS OF LIABILITY IN THIS SECTION 9 SHALL NOT APPLY TO DAMAGES ARISING FROM, RELATING TO, OR BASED ON (i) THE GROSS NEGLIGENCE, WILLFUL OR INTENTIONAL MISCONDUCT OF A PARTY OR ITS PERSONNEL, (ii) PERSONAL INJURY, DEATH OR DAMAGE TO TANGIBLE PROPERTY CAUSED BY A PARTY OR ITS PERSONNEL, (iii) FRAUDULENT OR CRIMINAL ACTS BY A PARTY OR

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

ITS PERSONNEL OR (iv) EITHER PARTY’S BREACH OF ARTICLE 6 HEREUNDER.

10	General Provisions.

10.1	Construction; Absence of Presumption.

10.1.1	For the purposes of this Agreement, (a) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires, (b) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all Appendices) and not to any particular provision of this Agreement, and Article, Section, paragraph, and Appendix references are to the Articles, Sections, paragraphs, and Appendices to this Agreement, unless otherwise provided, (c) the words “including” and “such as” and words of similar import when used in this Agreement shall mean “including, without limitation”, and (d) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise provided.

10.1.2	The Parties hereby acknowledge that each Party and its counsel have reviewed and revised this Agreement in good faith and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement (including all Appendices) or any amendments hereto or thereto.

10.2	Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties regarding such subject matter.

10.3	Amendments and Waivers. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of each Party. No waiver of any obligation or condition under this Agreement will be effective unless contained in a written document duly executed by the Party granting such waiver. Any such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

10.4

Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions hereof or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby, so

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

10.5	Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Funding Partner and ASML, or to constitute one Party as the agent of the other. Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other Party.

10.6	Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and without prejudice to any other remedy referred to in this Agreement or otherwise available under law, equity or otherwise.

10.7	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

10.8	Assignment. This Agreement may not be assigned, in whole or in part, by either Party without the other Party’s prior written consent; provided, that either Party may assign the Agreement without such consent to an affiliate or a successor to all or substantially all of the assets of the business, whether by sale, merger, operation of law or otherwise. A Party who assigns this Agreement to an Affiliate will remain responsible for and ensure the performance of any and all obligations of the Affiliate under this Agreement.

10.9	Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the registered mail or private express mail, postage prepaid, addressed as follows:

If to Funding Partner, to:

Unless otherwise agreed in writing by the Parties, all notices to Funding Partner regarding this Agreement will include a copy to the attention of Funding Partner’s *** and to the Funding Partner *** as follows:

Intel Corporation

2200 Mission College Blvd.

Santa Clara, CA 95054

with a copy to:

*** and ***

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

If to ASML to:

***

***

***

ASML Netherlands B.V.

De Run 6501, 5504 DR Vehdhoven

PO Box 324, 5500 AH Veldhoven

The Netherlands

Any Party may, by notice to the other Party, change the address to which such notices are to be given.

10.10	Export Control. Neither Party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the export control regulations of the Netherlands and the United States, including the U.S. Export Administration Regulations, without prior authorization from the appropriate governmental authorities.

10.11	Dispute Resolution. In the event of any dispute under this Agreement, the senior management of each Party will meet to resolve the dispute. If the dispute is not resolved by senior management within thirty (30) days after escalation, either Party may make a written request for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the Parties will meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either Party may pursue any right or remedies available under law, in equity or under this Agreement. Notwithstanding the foregoing, neither Party shall be precluded at any time from seeking injunction relief against the other Party.

10.12	Force Majeure. No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

10.13	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

10.14	Headings. Any section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.15	Applicable Law and Forum. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, excluding Delaware’s conflicts of law provisions. The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. All disputes and litigation arising out of or relating to this Agreement, including without limitation matters connected with its performance, shall be subject to the exclusive jurisdiction of the courts of the State of Delaware or of the Federal Courts sitting therein. The parties hereby irrevocably submit to the personal jurisdiction of such courts and irrevocably waive all objections to such venue.

[Signature page follows]

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, this Agreement has been signed on behalf of the Parties hereto by persons duly authorized in that behalf:

ASML Holding N.V.		Intel Corporation

SIGNATURE:	/s/ Eric Meurice	SIGNATURE:	/s/ Brian M. Krzanich

NAME:	Eric Meurice	NAME:	Brian M. Krzanich

TITLE:	Chief Executive Officer, Chairman of Management Board	TITLE:	Senior Vice President, Chief Operating Officer

DATE:	July 9, 2012	DATE:	July 9, 2012

ASML Holding N.V.

SIGNATURE:	/s/ Peter Wennink

NAME:	Peter Wennink

TITLE:	Chief Financial Officer, Member of the Management Board

DATE:	July 9, 2012

SIGNATURE PAGE TO EUV NRE FUNDING AGREEMENT

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

APPENDIX 1

ROADMAP

Below roadmaps are indicative and can be changed in ASML’s discretion, respecting the agreed upon Milestones.

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

APPENDIX 2

PROJECT EXPENDITURE ESTIMATE

This Appendix 2 stipulates the process related to the estimation of the Project Expenditures and the limited *** for temporary *** and it supersedes and has precedent over the terms set out in the EUV NRE Funding Agreement (“Agreement”). Project Expenditures due from Funding Partner are to be used only to fund the projects outlined below for EUV, with use of Funding Partner funds and identified in the Schedule 1 below for EUV development.

Availability of any funding from Funding Partner is contingent upon the Additional Closing and Funding Partner is not responsible for any funds absent such Additional Closing.

In the event that the Additional Closing does not occur, the Parties may enter in good faith discussions in order to renegotiate a new EUV NRE Funding Agreement, and the parties will meet to renegotiate those aspects of the Commercial Agreement related to the delivery of EUV tools.

1. Estimation:

ASML will update every year of the funding period and communicate before the end of each year, the updated estimate covering until the end of the funding period and an explanation of the changes. ASML’s preliminary estimate is as follows in Schedule 1 below.

ASML agrees to fund the EUV portion of the Project Expenditures in accordance with the annual amounts set out below in Schedule 1.

SCHEDULE 1

Project EUV

	2013	2014	2015	2016	2017	Totals 2013-2017
EUV High NA	***	***	***	***	***	***
EUV Source	***	***	***	***	***	***
EUV 300mm	***	***	***	***	***	***
EUV 450mm	***	***	***	***	***	***
Totals (EUV 300mm, 450mm, EUV High)	***	***	***	***	***	***

NRE Suppliers	***	***	***	***	***	***

Total EUV incl. NRE Suppliers	***	***	***	***	***	***

Agreed Funding	***	***	***	***	***	***
Resulting % yearly spread	***	***	***	***	***	***
Resulting estimated Yearly Funding	***	***	***	***	***	***

The Parties acknowledge that the numbers in the table in Schedule 1 are illustrative and that Funding Partner agreed to a total of €276,000,000 as set out in article 2.1 of this Agreement.

Within 3 months of signature of the Agreement, ASML and the Funding Partner will agree on a final update of this estimate, which will serve as the “Original Estimate”. ASML will fund at least €*** split as follows €*** for EUV High NA, €*** for EUV source, €*** for EUV 300mm

*** - indicates material omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

and *** for EUV 450mm, and such amounts are not *** or *** in any way, including upon the terms of any other agreement entered into by the Parties, including any agreements entered into contemporaneously with this Agreement.

Concurrently with the confirmation of the Original Estimate, and within 3 months of signature of the Agreement, ASML and the Funding Partner will agree on a set of action milestones, leading to a set of delivery milestones, enabled by the funding estimate. These milestones will constitute the “Original Milestone Plan”. The EUV project will be solely monitored through funding milestones through 20*** and EUV milestones will be mutually agreed and amended to the Milestone Plan by December 31, 20*** such that the EUV program will be monitored through delivery milestones beginning January 1, 20***.

The Project Expenditure estimate and the Milestone Plan will be updated yearly in good faith through mutual discussions with Funding Partner. Annual estimates for ASML’s Project Expenditures in each calendar year for EUV High NA, EUV source, and EUV 300mm in the Original Estimate may be adjusted +/-***% from the Original Estimate, and beyond ***% will require mutual agreement between ASML and Funding Partner.

2. Rights of ***:

ASML and Funding Partner will create a Technical Review Board” (TRB) including only technical personnel designated by each Party and responsible for creating and monitoring the Milestone Plan. Unless otherwise agreed in writing between the Parties, ASML agrees to invest in a given year up to a minimum of ***% of the Project Expenditures stipulated in *** for the EUV Program.

Notwithstanding Section *** in the Agreement, Funding Partner *** are subject to the following additional ***:, if (i) ASML *** to *** the ***% threshold of the *** for EUV on a given year, and (ii) *** to *** a milestone under the Milestone Plan then Funding Partner may *** its *** until *** by ASML. Prior to *** any *** to ASML, Funding Partner will give ASML a minimum of *** (***) *** prior notice of its *** to ***, during which time ASML will provide Funding Partner with a *** of its *** to *** the requirements under the Milestone Plan. The TRB will review the *** of the *** milestone. If the TRB determines that ASML has made a *** to *** on the Milestone, and the *** is not based on lack of ***, and if the TRB determines the *** were ***, Funding Partner will *** any *** to ASML.

Notwithstanding any delays by ASML, Funding Partner will abide by its commitment as stipulated in the Milestone Plan as determined by the TRB, including but not limited to the stipulated technical support, specification agreement, purchase order issue, etc,.

3. Notwithstanding Sections 6, Confidentiality, and ***, ***, ASML and Funding Partner will *** a *** setting out the *** related to the ***, ***, ***, and *** for *** provided by and *** funded by Funding Partner under this Agreement.